UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2004

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-33411	31-1804543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Gent Drive, Honaker, Virginia	24260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 873-6288

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 23, 2004, the Board of Directors of New Peoples Bankshares, Inc. approved stock option grants to the Company’s non-employee directors pursuant to the Company’s 2001 Stock Option Plan, as follows:

Director Name	Number of Shares Underlying Options
Timothy W. Ball	2,000
Joe M. Carter	2,000
John D. Cox	2,000
Charles H. Gent, Jr.	2,000
Harold L. Keene	2,000
A. Frank Kilgore	2,000
John D. Maxfield	2,000
Michael G. McGlothlin	2,000
Fred W. Meade	2,000
Bill Ed Sample	2,000
E. Virgil Sampson, Jr.	2,000
Stephen H. Starnes	2,000
Paul R. Vencill, Jr.	2,000
B. Scott White	2,000

Each option has an exercise price of $13.50 per share. The options are fully vested as of November 23, 2004, and are immediately exercisable. Each option expires on November 23, 2014 and is evidenced by a Non-Employee Director Non-Qualified Stock Option Agreement between New Peoples Bankshares, Inc. and the director grantee. A form of the Non-Employee Director Non-Qualified Stock Option Agreement is attached hereto as Exhibit 10.2 providing additional information regarding the terms of each option.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

(b)	Pro Forma Financial Information.

(c)	Exhibits.

10.1	New Peoples Bank, Inc. 2001 Stock Option Plan, incorporated herein by reference to Exhibit 10.1 to the Annual Report of New Peoples Bankshares, Inc. on Form 10-KSB (Registration No. 000-33411), filed with the Commission on April 1, 2002

10.2	Form of Non-Employee Director Non-Qualified Stock Option Agreement

10.3	Form of Incentive Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.
(Registrant)

/s/ C. Todd Asbury
C. Todd Asbury
Senior Vice President and Chief Financial Officer

Date: November 30, 2004

Exhibit Index

Exhibit Number	Exhibit Description
10.1	New Peoples Bank, Inc. 2001 Stock Option Plan, incorporated herein by reference to Exhibit 10.1 to the Annual Report of New Peoples Bankshares, Inc. on Form 10-KSB (Registration No. 000-33411), filed with the Commission on April 1, 2002

10.2	Form of Non-Employee Director Non-Qualified Stock Option Agreement

10.3	Form of Incentive Stock Option Agreement